SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 6, 2005 (September 30, 2005)

Tri-S Security Corporation
(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, GA 30022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

3700 Mansell Road, Suite 220, Alpharetta, GA 30022
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

See the disclosure provided pursuant to Item 3.02 of this Current Report.

Item 3.02                                                 Unregistered Sale of Equity Securities.

On September 30, 2005, Tri-S Security Corporation, a Georgia corporation, issued to: (i) certain investors (the “Investors”) convertible promissory notes in aggregate principal amount of $1.1 million (the “Notes”) and warrants (the “Investor Warrants”) to purchase 114,583 shares of the Company’s common stock (the “Common Stock”) for an aggregate purchase price of $1.1 million; and (ii) a placement agent a warrant to purchase 34,375 shares of Common Stock (the “Placement Warrant” and, together with the Investor Warrants, the “Warrants”) as consideration for services rendered by the placement agent in connection with the issuance of the Notes and Investor Warrants.

Interest on the principal amount of the Notes accrues at a rate of 10% per annum and is payable monthly. The outstanding principal amount of the Notes and all unpaid, accrued interest thereon is payable on September 30, 2008. The holders of the Notes may convert the outstanding principal amount thereof at an initial conversion price of $4.80 per share at any time after the Company obtains shareholder approval of the potential issuance of more than 20% of the outstanding Common Stock in connection with the issuance of the Notes and Warrants for the purpose of complying with the rules governing The Nasdaq Stock Market, Inc. (“Shareholder Approval”). The Warrants may be exercised for shares of Common Stock at an initial exercise price of $4.80 per share at any time after Shareholder Approval is obtained and prior to September 30, 2008.  The number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants is subject to proportional adjustment for stock splits, stock dividends, recapitalizations, reclassifications and similar corporate events.

The Notes and Investor Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act (“Section 4(2)”) and Regulation D promulgated thereunder (“Regulation D”).  The Company based such reliance upon factual representations made by the Investors to the Company regarding their investment intent, sophistication and status as “accredited investors,” as such term is defined in Regulation D, among other things. The Placement Warrant was issued without registration under the Securities Act, in reliance upon the exemption from registration set forth in Section 4(2).  The Company based such reliance upon factual representations made by the placement agent to the Company regarding its investment intent and sophistication, among other things.

In connection with the issuance of the Notes and Warrants, the Company entered into a Registration Rights Agreement dated September 30, 2005, pursuant to which the Company has agreed to file a registration statement pursuant to the Securities Act to register the resale of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants no later than thirty (30) days after the completion of the offering in which the Notes and Warrants were issued.

Item 9.01                                              Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired. None.

(b)                                 Pro Forma Financial Information.  None.

(c)                                  Exhibits.  None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Ronald G. Farrell, Chief Executive Officer

Dated:  October 6, 2005